Ex. T3A.25

The Commonwealth of Massachusetts
_____________
Examiner	William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)

_____________
Name Approved
ARTICLE I
The exact name of the corporation is:

SL Properties, Inc.

ARTICLE II
The purpose of the corporation is to engage in the following business activities:

To own and operate restaurants.  Notwithstanding the foregoing, the purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Massachusetts Business Corporation Law.

C ☐
P ☐
M ☐
R.A, ☐

_____________
Note:  If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch.  Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

P.C.

ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	100	Common:

Preferred:		Preferred:

ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class.  Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

**If there are no provisions state “Name”.
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

ARTICLE VII
The effective date of organization of the corporation shall be the dare approved and filed by the Secretary of the Commonwealth.  If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.

a.	The street address (past office boxes are not acceptable) of the principal office of the corporation in Massachusetts is: 100 Charles Park Road, West Roxbury, MA 02132.

b.	The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS

President:	Craig S. Miller	11 Merrall Street, Dedham, MA 02026

Treasurer:	Robert M. Vincent	182 Academy Avenue, Weymouth, MA 02188

Clerk:	George W. Herz II	5 Bertis Adams Way, Westborough, MA 01581

Directors:	Aaron D. Spencer	69 Farlow Road, Newton, MA 02159

	Craig S. Miller	11 Merrall Street, Dedham, MA 02026

	Paul W. MacPhail	241 Lumber Street, Hopkington, MA 01748

c.	The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: September

d.	The name and business address of the resident agent, if any, of the corporation is:

          C T Corporation System, 101 Federal Street, Boston, Massachusetts  02110

ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the, provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 1st day of May, 2001

/s/ Dahrlena K Mitchell	c/o CT Corporation System
101 Federalist Street
Boston, MA 02110

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds, or other authority by which such action it taken.

SL Properties, Inc.

Article VIII - Continuation of Officers

Executive Vice President                                           Robert M. Vincent
                                                                                182 Academy Avenue, Weymouth, MA 02188

Executive Vice President                                           Paul W. MacPhail
                                241 Lumber Street, Hopkington, MA 01748

Sr. Vice President                                                     George W. Herz II
 & General Counsel                                                   5 Bertis Adams Way, Westborough, MA 01581

Assistant Clerk                                                          Magdalene A. Cullen
                                 278 Ridge Street, Millis, MA 02054

THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF ORGANIZATION (General Laws, Chapter 156B)

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $_______ having been paid, said articles are deemed to have been filed with me this _________day of ______________, 20_____

Effective date: _____________________________

WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

FILING FEE:  One tenth of one percent of the total authorized capital stock, but not less than $200.00.  For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall he deemed to have a par value of $1.00 per share.

TO BE FILLED IN BY CORPORATION Photocopy of document to be sent to:

C T Corporation System

101 Federal Street

Boston, Massachusetts 02110

Telephone: (617) 675-6400